CONSULTING AGREEMENT

This agreement ("Agreement") is effective the 16th day of June 2014 (“Effective Date”) by and between U.S. Precious Metals, Inc., a Delaware corporation whose address is 176 Route 9 North, Suite 306, Marlboro, NJ 07728 (“Company”) and Professor Edgar Choueiri, an individual whose address is 417 Alexander Street, Princeton, NJ 08540 ("Professor Choueiri" or “Consultant”) in accordance with the terms and conditions herein.

*WITNESSETH*

WHEREAS, Professor Choueiri is renowned scientist in applied physics, including the application of plasma technology, and the Company desires to engage Professor Choueiri as a consultant to the Company and Professor Choueiri desires to accept such position, subject to the terms and conditions herein,

WHEREAS, Professor Choueiri currently is a member of the Board of Directors of the Company and desires to resign from such position concurrent with the execution hereof,

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NOW THEREFORE, subject to the mutual terms, conditions and covenants herein, the parties do hereby agree as follows.

I.

PERFORMANCE BY CONSULTANT

1.01. Resignation from the Company’s Board of Directors. Concurrent with the execution hereof, the Professor Choueiri hereby resigns from the Board of Directors of the Company. The resignation by the Professor Choueiri is not a result of matter relating to the Company’s operations, policies or practices.

1.02. Appointment. The Company hereby engages Professor Choueiri as the Company’s Chief Plasma Scientist and Professor Choueiri hereby accepts such engagement subject to the terms and conditions herein. Professor Choueiri shall be the Chief Plasma Scientist of the Company, and shall report to the President of the Company or such other officer as directed by the Company’s Board of Directors.

1.03. Services to be Rendered. During the Term (as defined herein) of the Agreement, Professor Choueiri covenants and agrees that it will perform the services on behalf of Company as described on Exhibit I (attached hereto and made a part hereof) (“Services”). It is understood that all information provided to Professor Choueiri by the Company, and all Services performed by Professor Choueiri, shall remain or be the sole and exclusive property of the Company.

II.

TERM AND TERMINATION

The term of this Agreement shall commence on the Effective Date and shall continue on a month-to-month basis. This agreement may be terminated by either party by providing thirty (30) days written notice to the other party.

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III.

COMPENSATION

3.01. Compensation. As consideration for Consultant performing the Services, the Company shall pay Professor Choueiri the sum of Four Thousand Dollars ($4,000) per calendar month in accordance with the Company regular, bi-monthly payment schedule. The amount shall be reduced on a pro rata basis for less than a full calendar month of Services.

3.02. Costs and Expenses of Performance. Except as set forth on the Exhibit I, all costs and expenses of Consultant’s performance hereunder shall be borne by the Professor Choueiri.

3.03. Stock Options. It is understood that the Company previously has granted Professor Choueiri stock options to acquire 1,000,000 shares of Company common stock pursuant to the Company’s 2007 Stock Option Plan in connection with his appointment as a Director the Company (“Stock Options”) with an exercise price of twenty five cents ($0.25) per share. It is further understood that, notwithstanding Professor Choueiri’s resignation as a Director of the Company herewith, the Stock Options will not terminate until thirty (30) days following the termination of this Agreement. In addition, the Company will reset the per share option exercise price of the Stock Options to one cent ($0.01) above the closing price of the Company’s common stock on the Effective Date. A true and correct Stock Option Agreement governing the Stock Options, inclusive of the option price reset, has been provided to Professor Choueiri herewith.

3.04. Stock Grant. It is further understood that the Company previously has issued Professor Choueiri 250,000 shares of Company common stock as a stock grant in 2013 in connection with his role as a Director the Company for fiscal years ended May 31, 2013 and 2014 (“Stock Grant”). The parties acknowledge that the Stock Grant shall be unaffected by Professor Choueiri’s resignation as a Director of the Company herewith, however, the parties acknowledge and agree that no further stock grants will be issued or inure to Professor Choueiri in his capacity as a Director of the Company.

IV.

INDEPENDENT CONTRACTOR

4.01 Independent Contractor. In performing the services provided herein, Professor Choueiri shall be deemed an independent contractor for all purposes and shall be responsible for all taxes associated with the compensation contained herein, including but not limited to the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Act and income withholding at the source. Consultant shall not be construed to be an employee of the Company. Consultant shall be solely responsible for the payment of all self employment and federal and state income taxes and the filing of required estimated and informational returns relating to compensation received hereunder.

4.02. Non Exclusivity. The Company acknowledges that Professor Choueiri has other companies as clients and the contractual arrangement described in this Agreement shall not be exclusive as to the parties hereto.

4.03. No Conflict. The execution and performance of this Agreement by Professor Choueiri will not be precluded by or conflict with any other agreement or arrangement between Professor Choueiri and any third party.

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V.

CONFIDENTIALITY PROVISIONS

5.01. Confidentiality. Consultant agrees that Consultant will not, except when required by applicable law or order of a court, during the term of this Agreement or thereafter, disclose directly or indirectly to any person or entity, or copy, reproduce or use, any Trade Secrets (as defined below) or Confidential Information (as defined below) or other information treated as confidential by the Company known, learned or acquired by the Consultant during the period of the Consultant's engagement by the Company. For purposes of this Agreement, "Confidential Information" shall mean any and all Trade Secrets, knowledge, data or know-how of the Company, any of its affiliates or of third parties in the possession of the Company or any of its affiliates, and any nonpublic technical, training, financial and/or business information treated as confidential by the Company or any of its affiliates, whether or not such information, knowledge, Trade Secret or data was conceived, originated, discovered or developed by Consultant hereunder. For purposes of this Agreement, "Trade Secrets" shall include, without limitation, any formula, concept, pattern, processes, designs, device, software, systems, list of customers, training manuals, marketing or sales or service plans, business plans, marketing plans, financial information, or compilation of information which is used in the Company's business or in the business of any of its affiliates. Any information of the Company or any of its affiliates, which is not readily available to the public, shall be considered to be a Trade Secret unless the Company advises Consultant in writing otherwise. Consultant acknowledges that all of the Confidential Information is proprietary to the Company and is a special, valuable and unique asset of the business of the Company, and that Consultant's past, present and future engagement by the Company has created, creates and will continue to create a relationship of confidence and trust between the Consultant and the Company with respect to the Confidential Information. Furthermore, Consultant shall immediately notify the Company of any information, which comes to its attention, which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In such event, Consultant shall take all reasonable steps within its power to limit the scope of such loss.

5.02. Return of the Company’s Proprietary Materials. Consultant agrees to deliver promptly to the Company on termination of this Agreement for whatever reason, or at any time the Company may so request, all documents, records, artwork, designs, data, drawings, flowcharts, listings, models, sketches, apparatus, notebooks, disks, notes, copies and similar repositories of Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies, summaries, records, descriptions, modifications, drawings or adaptations of such materials which Consultant may then possess or have under its control. Concurrently with the return of such proprietary materials to the Company, Consultant agrees to deliver to the Company such further agreements and assurances to ensure the confidentiality of proprietary materials. Consultant further agrees that upon termination of this Agreement, Consultant's, employees, consultants, agents or independent contractors shall not retain any document, data or other material of any description containing any Confidential Information or proprietary materials of the Company.

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VI.

MISCELLANEOUS PROVISIONS

6.01. Paragraph Titles. The titles in this Agreement are inserted for convenience and for identification purposes only and are not intended to describe, interpret, define or limit the scope, intent or extent of this Agreement or any provisions hereof.

6.02. Binding Provisions. The terms and conditions herein are binding upon and inure to the benefit of the successors and assigns of the parties hereto, except that, this Agreement is non-assignable by Consultant.

6.03. Applicable Law. This agreement shall be construed and enforced in accordance with the laws of the State of New Jersey with venue resting in any state or federal court located in New Jersey.

6.04. Entire Agreement and Waiver. This Agreement constitutes the entire agreement between the parties and, inclusive of the Stock Option Agreement, supersedes all other prior and contemporaneous negotiations, agreements and arrangements between the parties regarding any form of compensation due and owing to Consultant in any capacity. Moreover, other than payments due hereunder and the rights under the Stock Option Agreement, Consultant waives any and all claims and charges against the Company for payment of compensation or remuneration as a result of services rendered or to be rendered by Consultant, including acting as a member of the Board of Directors of the Company.

6.05. Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or mailed by registered or certified mail (return receipt requested) or by Federal Express or other similar courier service to the parties at the respective addresses set forth above (or at such other address for the party as shall be specified by like notice). Any such notice, demand or other communication shall be deemed to have been given on the date personally delivered or as of the date mailed, as the case may be.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

CONSULTANT

/s/ Edgar Choueiri

Professor Edgar Choueiri

COMPANY

U.S. Precious Metals, Inc.

/s/ Gennaro Pane

Gennaro Pane

Chairman

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EXHIBIT I

(Attached to and made a part of that certain

Consulting Agreement with an effective date of dated June 16, 2014 by and between US Precious Metals, Inc. and

Edgar Choueiri)

1. SERVICES.

Services as stated in this Agreement shall mean the following:

Serve as a service provider and problem solver; including but not limited to, plasma simulations, computer experiments, magnetic helcity, Alfven wave functions, mode conversion, resonances cones and reactor chambers, laser induced fluorescent resonance, electron plasma theory and analytic dynamics, plasma statistical mechanics, linear and non-linear plasma wave and beam diagnostics, research in thermal plasma generators and torches, auto electro-magnetic rotation (AEMR), heat transfers in plasma arc generators using magnetically rotated arcs, inductively couple RF plasma reactors and plasma chambers, inductively coupled plasma optical emission spectroscopy and electron spin resonance, integrated plasma-based spin systems for recovery of precious metals, magnetically enhanced thermal resonance chambers, kinetic theory of quantum plasmas, among other leading edge plasma-based innovations for the more efficient and effective adaptation of plasma-based advanced thermal systems designed for the atomic and quantum based recovery of metallic elements.

2. EXPENSES:

The Company shall reimburse Consultant for all reasonable out-of-pocket expenses actually incurred by Consultant and accounted for and evidenced in accordance with the standard policies, practices or procedures regarding expense reimbursement that the Company may establish from time to time. In addition to the foregoing, Company will reimburse Consultant for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of the Company pursuant to the Company's directions.